Exhibit 99.1

      Gastar Exploration Announces Changes to Board of Directors


    HOUSTON--(BUSINESS WIRE)--July 16, 2007--Gastar Exploration Ltd. (AMEX:GST) (TSX:YGA) announced today that Mr. Robert D. Penner has been appointed as a Director of the Company, replacing Mr. Richard Kapuscinski. Mr. Penner is a retired senior partner with KPMG whose career of advising public and private clients on tax and accounting matters has spanned almost 40 years. He currently serves on the Board of Directors for Corridor Resources Ltd. (TSX: CDH), Storm Cat Energy Corporation (AMEX: SCU and TSX: SME), Sustainable Energy Technologies Ltd. (TSX V: STG) and Terra Energy Corp (TSX V: TTR) as well as serving on the Board or as Executor/Trustee for several private companies and family trusts. Mr. Kapuscinski resigned from Gastar's Board in order to free additional time for family matters. There was no disagreement or dispute between Mr. Kapuscinski and the Company that led to the resignation from the Board of Directors.

    J. Russell Porter, Gastar's President & CEO, stated, "We are very pleased that Mr. Penner has chosen to join Gastar's Board of Directors. Mr. Penner is a well respected and sought after advisor, and his financial expertise and broad experience will complement and strengthen Gastar's Board of Directors. Mr. Penner will serve on the Audit, Corporate Governance and Remuneration Committees of the Board of Directors. Gastar would like to thank Richard Kapuscinski for his service to the Board and shareholders of Gastar. Richard has been an enthusiastic and active Board member, and his expertise in the power industry has provided insights helpful in exploiting our assets."

    Gastar Exploration Ltd. is an exploration and production company focused on finding and developing natural gas assets in North America and Australia. The Company pursues a strategy combining select higher risk, deep natural gas exploration prospects with low-risk coal bed methane (CBM) development. The Company owns and controls exploration and development acreage in the deep Bossier gas play of East Texas. Gastar's CBM activities are conducted within the Powder River Basin of Wyoming and upon the approximate 3.0 million acres controlled by Gastar and its joint development partners in Australia's Gunnedah Basin (PEL 238) located in New South Wales and the Gippsland Basin located in Victoria.

    Safe Harbor Statement and Disclaimer:

    This Press Release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934. A statement identified by the words "expects", "projects", "plans", and certain of the other foregoing statements may be deemed forward-looking statements. Although Gastar believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this press release. These include risks inherent in the drilling of natural gas and oil wells, including risks of fire, explosion, blowout, pipe failure, casing collapse, unusual or unexpected formation pressures, environmental hazards, and other operating and production risks inherent in natural gas and oil drilling and production activities, which may temporarily or permanently reduce production or cause initial production or test results to not be indicative of future well performance or delay the timing of sales or completion of drilling operations; risks with respect to oil and natural gas prices, a material decline in which could cause the Company to delay or suspend planned drilling operations or reduce production levels; and risks relating to the availability of capital to fund drilling operations that can be adversely affected by adverse drilling results, production declines and declines in natural gas and oil prices and other risk factors described in the Company's Annual Report on Form 10-K, as filed on March 27, 2007 with the United States Securities and Exchange Commission at www.sec.gov and on the System for Electronic Document Analysis and Retrieval (SEDAR) at www.sedar.com.

    The American Stock Exchange and Toronto Stock Exchange have not reviewed and do not accept responsibility for the adequacy or accuracy of this release.

    CONTACT: Gastar Exploration Ltd.
             J. Russell Porter, 713-739-1800
             rporter@gastar.com
             or
             Michael A. Gerlich, 713-739-1800
             mgerlich@gastar.com
             Fax: 713-739-0458
             www.gastar.com